GREENLIGHT CAPITAL RE, LTD. ANNOUNCES APPOINTMENT OF MICHAEL BELFATTI TO NEWLY CREATED POSITION OF CHIEF OPERATING OFFICER

GRAND CAYMAN, Cayman Islands - August 16, 2017 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“GLRE” or the “Company”), a specialist property and casualty reinsurance company headquartered in the Cayman Islands, today announced it has hired Michael Belfatti to the newly created position of Chief Operating Officer, effective September 1, 2017.
Mr. Belfatti’s responsibilities as COO will include oversight of the Company’s pricing, actuarial and risk management functions, and spearheading data collection, analytics and technology efforts across the Company. As a member of the executive team he will also assist with the development and execution of the Company’s overall strategy. He will report directly to Simon Burton, Chief Executive Officer of Greenlight Re.
“We are delighted to have Mike join the Greenlight Re team,” said Mr. Burton. “I have followed Mike’s career closely over the past 15 years and he is one of the most capable people I know. Mike’s extensive experience overseeing reinsurance pricing and risk management, and his deep knowledge of data analytics innovation, make him an ideal fit for our long-term goals.”
Mr. Belfatti brings to Greenlight Re over 20 years of reinsurance and insurance industry experience. Prior to joining the Company, Mr. Belfatti founded and was CEO of M. J. Belfatti & Company, a consulting firm focused on insurance innovation, mergers and acquisitions, and other operational and analytical projects. He has held the position of Executive Vice President and Chief Actuary at both Endurance Holdings Ltd. and Validus Holdings Ltd. Prior to that, Mr. Belfatti also held senior roles at the Tillinghast Business of Towers Perrin and at ACE Financial Solutions. Mr. Belfatti is a Fellow in the Casualty Actuarial Society and a Member of the American Academy of Actuaries. He received his Master of Engineering degree in Financial Engineering from Princeton University and his Bachelor of Arts degree in Mathematics and Political Science from Swarthmore College.
“I am excited to be joining Simon and the Greenlight Re team,” said Mr. Belfatti. “The agile nature of Greenlight Re offers a unique opportunity to respond to changing risks and technologies in an efficient and innovative fashion. I look forward to contributing to the Company’s market leadership and success in maximizing shareholder value over the long term.”
About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland. Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces. Established in 2004, GLRE, through its operating subsidiaries, selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited. With a focus on deriving superior returns from both sides of the balance sheet, the Company’s assets are managed according to a value-oriented equity-focused strategy that complements the Company’s business goal of long-term growth in book value per share.
Forward Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. GLRE intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of GLRE. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in GLRE’s annual report on Form 10-K filed with the Securities Exchange Commission. GLRE undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information contact:
Investor Relations:
Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Public Relations/Media:
Sarah Mortimer
Rein4ce
+44 (0)203 786 1160
sarah.mortimer@rein4ce.co.uk